UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 10/26/06

Amedisys, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-24260

Delaware	11-3131700
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

11100 Mead Road

Suite 300

Baton Rouge, LA 70816

(Address of principal executive offices, including zip code)

(225) 292-2031

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

—	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

—	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

—	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

—	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

In connection with the appointment of John F. Giblin as Chief Financial Officer of Amedisys, Inc. (“Amedisys” or the “Company”), as reported in Item 5.02 of this Current Report on Form 8-K, Amedisys entered into an Employment Agreement with Mr. Giblin. The Employment Agreement was approved by the Compensation Committee of the Company’s Board of Directors. A copy of Mr. Giblin’s Employment Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Mr. Giblin’s Employment Agreement, which is dated as of October 23, 2006, employs him as Chief Financial Officer at a base salary of $300,000 per year, confirms his eligibility for an annual bonus of up to 50% of his base salary and provides, upon hire, a grant of 10,000 shares of restricted stock (unvested shares) that vest in one-third increments on the day before the fourth, fifth and sixth anniversaries, respectively, of the grant date. Thereafter, Mr. Giblin will be awarded 5,000 shares of restricted stock (unvested shares) on each of the first, second and third anniversaries of his Employment Agreement. These shares will also vest in one-third increments on the day before the fourth, fifth and sixth anniversaries, respectively, of the date that they were granted. All shares of restricted stock awarded are subject to adjustment in the event of a stock split. The agreement provides for accelerated vesting of Mr. Giblin’s restricted stock if he is terminated without Cause (as defined in the agreement) or without Cause following a Change in Control (as defined in the agreement) of Amedisys. Pursuant to the terms of the agreement, the Company will also reimburse Mr. Giblin for certain relocation costs and travel expenses related to his relocation to the Baton Rouge, Louisiana metropolitan area. If Mr. Giblin is terminated without Cause or upon Change in Control, he is entitled to severance compensation equal to his current monthly salary times the number of full months that he has been employed by the Company, up to a maximum of twelve months, provided that at such time he enters into a severance agreement containing confidentiality and non-competition covenants.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 23, 2006, John F. Giblin, 49, was appointed as Chief Financial Officer of Amedisys. For more than five years before then, he was Executive Vice President and Chief Financial Officer of Crawford & Company, Inc., an international insurance services firm. In connection with his employment, Mr. Giblin and Amedisys entered into an Employment Agreement, the terms of which are described in Item 1.01 of this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure

On October 23, 2006, the Company issued a press release announcing the appointment of John F. Giblin as Chief Financial Officer of the Company. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

The information in provided under Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. The information provided under Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or document pursuant to the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

Not applicable

(b)	Pro Forma Financial Information

Not applicable

(c)	Exhibits

10.1 Employment Agreement between John F. Giblin and Amedisys, Inc. dated as of October 23, 2006

99.1 Press release dated October 23, 2006 announcing the appointment of John F. Giblin as Chief Financial Officer of Amedisys, Inc.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amedisys, Inc.

Date: October 26, 2006	by:	/s/ William F. Borne
William F. Borne Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement between John F. Giblin and Amedisys, Inc. dated as of October 23, 2006

99.1	Press release dated October 23, 2006 announcing the appointment of John F. Giblin as Chief Financial Officer of Amedisys, Inc.